UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

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[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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[ ]	Soliciting Material Pursuant to §240.14a-12

SPY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 1, 2014

Dear Stockholder:

We invite you to attend the Annual Meeting of Stockholders of SPY Inc. on Wednesday, June 4, 2014, at 9:00 a.m. (local time), at our offices located at 2070 Las Palmas Drive, Carlsbad, California 92011.

This booklet includes the formal notice of the meeting and the proxy statement for the meeting. After reading the proxy statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed envelope to ensure that your shares will be represented at the meeting. You may also submit your proxy by telephone or online by following the instructions on the enclosed proxy card. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, SUBMIT YOUR VOTE BY TELEPHONE OR ONLINE, OR ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. In addition, we have enclosed a copy of our Annual Report on Form 10-K, which includes our financial statements for the year ended December 31, 2013.

Your vote is important, so please return your proxy promptly. Our Board of Directors and management look forward to seeing you at the meeting.

Michael Marckx
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD

JUNE 4, 2014

To the Stockholders of SPY Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SPY Inc., a Delaware corporation, will be held on Wednesday, June 4, 2014, at 9:00 a.m. (local time), at our offices located at 2070 Las Palmas Drive, Carlsbad, California 92011, for the following purposes:

1.	To elect nine directors to serve until the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To approve the Company’s 2014 Stock Incentive Plan, which amends and restates our current stock incentive plan to extend the expiration date to December 7, 2024;

3.	To ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered certified public accountants for the year ending December 31, 2014; and

4.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Stockholders of record as of the close of business on April 11, 2014 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the annual meeting will be available for inspection at our Secretary’s office, located at 2070 Las Palmas Drive, Carlsbad, California 92011, for ten days before the annual meeting.

It is important that your shares are represented at the annual meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy, or submit your proxy by telephone or online. This will not limit your right to attend or vote at the meeting.

Sincerely,

James McGinty
Chief Financial Officer, Treasurer and Secretary

Carlsbad, California
May 1, 2014

2070 LAS PALMAS DRIVE
CARLSBAD, CALIFORNIA 92011

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on June 4, 2014:

The Notice of Annual Meeting of Stockholders, the Proxy Statement and Annual Report to Stockholders are available at: www.proxyconnect.com/spy

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of SPY Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), of proxies for use at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices located at 2070 Las Palmas Drive, Carlsbad, California 92011, on Wednesday, June 4, 2014, at 9:00 a.m. (local time), and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement, the enclosed proxy card and the Company’s Annual Report on Form 10-K are first being mailed to stockholders on or about May 1, 2014.

Who Can Vote

Stockholders of record at the close of business on April 11, 2014 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 13,337,165 shares of common stock, $0.0001 par value per share, issued and outstanding. Each holder of common stock is entitled to one vote for each share held as of the Record Date.

How You Can Vote

If you are a record holder of our common stock, you may vote your shares at the Annual Meeting either in person or by proxy. You may submit your vote one of four ways: (i) mark, date, sign and mail the enclosed proxy in the prepaid envelope; (ii) via telephone by following the instructions on the enclosed proxy for telephonic voting; (iii) online, by following the instructions on the enclosed proxy for online voting; or (iv) in person at the Annual Meeting. Submitting a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by proxy in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. On the matters presented at the Annual Meeting for which a choice has been specified by a stockholder on a proxy card, the shares will be voted accordingly. If you return your proxy but do not indicate your voting preference, your shares will be voted: (i) FOR the election of the nominees for directors listed in this Proxy Statement; (ii) FOR the approval of the Company’s 2014 Stock Incentive Plan, which amends and restates our current stock incentive plan to extend the expiration date to December 7, 2024 (the “2014 Plan”); and (iii) FOR the ratification of the appointment of the Company’s independent registered certified public accountants.

If a bank holds your shares, broker or other institution, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Broker Non-Votes

A “broker non-vote” occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to that proposal.

Brokers and other nominees may vote on “routine” proposals on behalf of beneficial owners who have not furnished voting instructions, subject to the rules applicable to broker nominees concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those firms. The ratification of the independent registered public accountants, for example, is a routine proposal. Brokers and other nominees may not vote on “non-routine” proposals, unless they have received voting instructions from the beneficial owner. The election of directors and the approval of the 2014 Plan are “non-routine” proposals. This means that brokers and other firms must obtain voting instructions from the beneficial owner to vote on the election of directors and approval of the 2014 Plan; otherwise they will not be able to cast a vote for these “non-routine” proposals. If your shares are held in the name of a broker, bank or other nominee, please follow their voting instructions so you can instruct your broker on how to vote your shares.

Revocation of Proxies

Stockholders of record can revoke their proxies at any time before they are exercised in any one of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or

•	by submitting another proxy bearing a later date that is properly executed prior to or at the Annual Meeting.

Quorum

In order for any business to be conducted at the Annual Meeting, there must be a quorum, meaning a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present, either in person or by proxy. If you submit a properly executed proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of establishing a quorum. Shares that constitute broker non-votes will also be counted as present at the Annual Meeting for the purpose of establishing a quorum. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Vote Required for Approval

Proposal One: Election of Directors. Directors are elected by a plurality vote. This means the director nominees who receive the highest number of affirmative votes cast at the Annual Meeting, up to the number of directors to be elected, will be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of the election of the directors.

Proposal Two: Approval of the 2014 Plan. The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for approval of the 2014 Plan. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal.  Accordingly, an abstention will have the same effect as a vote against this Proposal. Broker “non-votes” will have no effect on the outcome of this Proposal.

Proposal Three: Ratification of Appointment of Auditors: The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary to approve this proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal.  Accordingly, an abstention will have the effect of a vote against this Proposal. A broker or other nominee will generally have discretionary authority to vote on this Proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this Proposal. However, any broker non-votes received will have no effect on the outcome of this Proposal.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope, or place your vote by telephone or online, so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Board currently consists of ten members.  At the Annual Meeting, one of our directors, Harry Casari, will not stand for re-election. As a result, following the Annual Meeting, the size of the Board will be reduced to nine members. Accordingly, nine director candidates will be elected to serve until the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event not currently anticipated, votes pursuant to the proxy will be cast for a substitute candidate as may be designated by the Nominating and Corporate Governance Committee of the Board or in the absence of such designation, in a manner as the proxy holders determine in their discretion. Alternately, in any such situation, the directors may, subject to the terms of our certificate of incorporation, take action to fix the number of directors for the ensuing year at the number of nominees and incumbent directors who are then able to serve. Proxies will then be voted for the election of such nominees as specified in the proxies.

Required Vote

Directors are elected by a plurality vote. This means that the nominees for directors who receive the highest number of affirmative votes cast at the Annual Meeting, up to the number of directors to be elected, will be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of the election of the directors.

     The Board recommends a vote “FOR” the election of each nominee set forth below.

Biographical information concerning the nominees for director is set forth below.

Name	Served as	Age	Principal Business Experience
	Director
	Since

David R. Mitchell	2003	47
David Mitchell has served on the Board since April 2003. Mr. Mitchell currently serves as a managing director with Transportation Resource Partners, a private equity business affiliated with the Penske Corporation, and has assisted in the firm’s investment activities since its formation in 2003. From May 2002 to July 2003, Mr. Mitchell served as a Vice President of Penske Corporation. From January 1999 to April 2002, Mr. Mitchell served as a partner in R.J. Peters and Company, a private equity investment and financial advisory company. From July 1994 to January 1999, Mr. Mitchell was a Senior Manager with Deloitte Consulting. Mr. Mitchell also currently serves as a director on the boards of directors of various private companies. Mr. Mitchell received an M.B.A. from Stanford University’s Graduate School of Business and holds a B.S. in Chemical Engineering from the University of Notre Dame.

In considering Mr. Mitchell as a director of the Company, the Nominating and Corporate Governance Committee reviewed his extensive senior management expertise and the leadership he has shown in his positions.  In addition, Mr. Mitchell's investment and financial expertise were considered important factors in the determination of the Nominating and Corporate Governance Committee.

John Pound	2006	59
John Pound has served on the Board since October 2006, previously serving as Co-Chairman of the Board from October 2006 to August 2008. Most notably, Mr. Pound has served as President and a director of Integrity Brands, Inc., a firm that originates and oversees investments in specialty retail and branded consumer products companies, since July 1997. He also served as a director of RedEnvelope, Inc., a specialty gift retailer, from August 2005 to March 2008, and as the Executive Chairman of its Board from March 2007 to March 2008. Mr. Pound also served as RedEnvelope, Inc.’s Chief Executive Officer from November 2007 to March 2008. Mr. Pound has also served as a director of The Gymboree Corporation (NASDAQ:GYMB), a branded specialty retailer of children’s apparel, from September 2000 until its sale in November 2010, and Cost Plus World Market (NASDAQ:CPWM) from June 2010 until its sale in June 2012.  Mr. Pound currently sits on the board of directors of several private companies.

In considering Mr. Pound as a director of the Company, the Nominating and Corporate Governance Committee reviewed his extensive retail, brand and consumer products expertise and experience. In addition, Mr. Pound's public company senior management and board experience, and the leadership he has shown in his positions with prior companies, were considered important factors in the determination of the Nominating and Corporate Governance Committee.

Seth Hamot	2009	52
Seth Hamot has served on the Board since February 2009 and as its Chairman since February 2010.  Mr. Hamot has served as Managing Member of Roark, Rearden & Hamot Capital Management, LLC (“RRHCM”) since 1997 and was the owner of its corporate predecessor, Roark, Rearden & Hamot, Inc. RRHCM is the investment manager to Costa Brava Partnership III L.P. (“Costa Brava”), an investment fund, whose principal business is to make investments in, buy, sell, hold, pledge and assign securities. Mr. Hamot is also President of Roark, Rearden & Hamot LLC, the general partner of Costa Brava. Prior to 1997, Mr. Hamot was one of the partners of the Actionvest entities. Mr. Hamot served as the Chairman of the board of directors of TechTeam Global Inc., until that company was sold in December 2010. Additionally, Mr. Hamot served as Chairman of the board of directors of Bradley Pharmaceuticals, Inc., until that company was sold in February of 2008. Mr. Hamot is currently a member of the board of directors of Telos Corporation (OTC:TLSRP), a networking and security products and services provider. Mr. Hamot graduated from Princeton University in 1983 with a degree in economics.

In considering Mr. Hamot as a director of the Company, the Nominating and Corporate Governance Committee considered his extensive business, investment and merger and acquisition experience, as well as the fact that Mr. Hamot indirectly is the Company’s largest shareholder.  In addition, Mr. Hamot’s extensive experience serving on a number of public company board of directors was considered an important factor in the determination of the Nominating and Corporate Governance Committee.

Stephen Roseman	2009	43
Stephen Roseman has served on the Board since July 2009 and brings extensive public company board experience and business development skills to the Company. Mr. Roseman is Senior Vice President and Consumer Sector Head at Calamos Advisors.  Until May 2013, Mr. Roseman was the managing member of Thesis Capital Group, a firm he founded in 2005. Mr. Roseman served as a member of the board of directors of Celebrate Express, Inc. (NASDAQ:BDAY) starting in August 2006, and as Chairman from November 2007 until August 2008 when the company was acquired by Liberty Media Corporation (NASDAQ:LINTA). From 2003 to 2005, Mr. Roseman was a portfolio manager at Kern Capital Management, where he managed the consumer discretionary, consumer staples and business services portfolio. His previous professional experience includes serving as a senior equity analyst with OppenheimerFunds, Inc. from 2000 to 2003 where he was responsible for public and private investments in all of the consumer, financials, energy and industrial sectors for its Discovery Fund. Prior to OppenheimerFunds, he was employed by PaineWebber Group and Sperry Van Ness. Mr. Roseman also serves on the advisory boards of various private companies. He is a C.F.A. and received an M.B.A. from Fordham University Graduate School of Business Administration and a B.A. in French Literature from Arizona State University.

In considering Mr. Roseman as a director of the Company, the Nominating and Corporate Governance Committee reviewed his extensive public company board and investment experience.  In addition, Mr. Roseman possesses valuable business development skills, which was considered an important factor in the determination of the Nominating and Corporate Governance Committee.

Greg Andrews	2010	52
Greg Andrews has served on the Board since October 2010.  Mr. Andrews is currently the Chief Financial Officer of Ramco-Gershenson Properties Trust (NYSE: RPT), a publicly traded real estate investment trust listed on the New York Stock Exchange. Prior to joining Ramco-Gershenson in 2010, Mr. Andrews served as Chief Financial Officer of Equity One, Inc. from 2006 to 2009. From 1997 to 2006, Mr. Andrews was a Principal at Green Street Advisors, Inc., an investment research and advisory firm. Mr. Andrews also previously served as Vice President in the corporate (Hong Kong) and commercial real estate (U.S.) divisions of Bank of America, and as an analyst at First Interstate Bank of California. Mr. Andrews received an M.B.A. from the UCLA Anderson School of Business and holds a B.A. in Architecture from Princeton University.

In considering Mr. Andrews as a director of the Company, the Nominating and Corporate Governance Committee reviewed his extensive expertise and knowledge regarding finance and public company matters.  Mr. Andrews qualifies as an "audit committee expert" under the applicable SEC rules and accordingly contributes his expertise and substantial experience as a principal accounting and financial officer to the deliberations of the Board.

Fir Geenen	2011	59
Fir Geenen has served on the Board since June 2011. Since October 2008, and from 1993 to October 2007, Mr. Geenen has been a principal of Harlingwood Partners, an investment firm of which Mr. Geenen was a founding principal. From October 2007 to October 2008, Mr. Geenen was a principal at the investment firm Relational Investors, where he served as a portfolio manager. Prior to founding Harlingwood Partners, Mr. Geenen served in investment banking, consulting and executive management roles including at Laidlaw Inc. (Executive Vice President, 1992 to 1996), Shepherd Products (Chairman, 1988 to 1989), Nesbitt Burns (Managing Director, 1982 to 1987) and RBC Dominion Securities (Vice President, 1979 to 1982). Mr. Geenen graduated from Brock University in Ontario, Canada in 1977 with a degree in chemistry and biology.

In considering Mr. Geenen as a director of the Company, the Nominating and Corporate Governance Committee reviewed his extensive executive business experience and the leadership he has shown in his positions with prior companies. In addition, Mr. Geenen’s investment and merger and acquisition experience, and experience serving on a number of board of directors were considered important factors in the determination of the Nominating and Corporate Governance Committee.

J. David Chute	2012	57
J. David Chute has served on the Board since April 2012. Mr. Chute is President of i2C Ventures, LLC, a company he founded in 2003 that consults with, commercializes and invests in early state proprietary consumer products. Mr. Chute is also co-founder of SunBird, LLC, which he co-founded in 2004 and which licenses certain rights to clip-on sunglasses technology. From 2008 until its acquisition in 2010, Mr. Chute was President and CEO of Switch Vision, a company he co-founded that sells sunglasses with magnetic interchangeable lenses. Switch Vision was acquired in 2010. From 1990 until 2002, Mr. Chute served as Global Managing Director of the Nike, Flexon and Trade Divisions and Executive Vice President of Marchon Eyewear, where his responsibilities included brand and product development, sourcing, marketing, management and strategy. Mr. Chute also founded Flex Eyewear in 1988, a company that was acquired by Marchon Eyewear in 1990. From 1986 until 1989, Mr. Chute was a partner in the Beta Group, which founded or acquired, and managed several businesses. From 1983 until 1986, Mr. Chute was a consultant at the Boston Consulting Group. Mr. Chute received an M.B.A. from Stanford University’s Graduate School of Business, holds an M.S. in Economics from the London School of Economics, and earned a B.A. in Economics at the University of California, Davis.

The Nominating and Corporate Governance Committee considered Mr. Chute’s experience founding and managing companies specializing in sunglasses and eyewear, as well as his extensive senior executive experience, in considering him as a director of the Company.

David Rane	2013	60
David Rane has served on the Board since August 2013. Mr. Rane works as a consultant.  He also serves on the board of Linksoul, Inc, a private golf apparel company since 2013.  Mr. Rane served as Chief Financial Officer and a director of Spectrum Sports, Inc., a non-profit organization focused on serving the special needs community until April 2013.  He served as a director and Chairman of the Audit Committee of Telanetix, Inc., a publicly traded, broadband audio communications company until the company was sold in September 2013. Mr. Rane has also served as Chief Financial Officer of several companies, including Callaway Golf Company, a publicly traded company that manufactures golf equipment, NextImage Medical, Inc., a healthcare management and technology company, World Waste Technologies, Inc., a company focused on renewable energy, and SureBeam Corporation, a development stage company focused on food safety that filed for bankruptcy in 2004. Prior to these positions, Mr. Rane was employed by PricewaterhouseCoopers, where he was responsible for resolving complex accounting and reporting issues, including serving for two years in its national SEC and Accounting Services Group. Mr. Rane received his undergraduate degree from Brigham Young University in 1978, and is a certified public accountant.

The Nominating and Corporate Governance Committee considered Mr. Rane’s extensive formal expertise, training and knowledge regarding accounting and finance, and his public company board experience.  Mr. Rane qualifies as an “audit committee financial expert” under the applicable rules and accordingly contributes to the Board of Directors his understanding of corporate finance and his skills in analyzing and evaluating financial statements.

Michael Marckx	2013	49
Michael Marckx has served as Chief Executive Officer of the Company since December 15, 2011 and as a member of the Board since December 2013. He joined the Company in February 2011 as its Vice President of Marketing and was promoted to President on April 12, 2011. Since 2001, Mr. Marckx has served on the board of directors of Surfrider Foundation, a non-profit foundation, serving as Chairman since 2009. From 2004 until 2011, Mr. Marckx was the Vice President of Global Marketing/Entertainment of Globe International, which manufactures and markets apparel, footwear and boardsports hardgoods. From 2001 until 2004, Mr. Marckx was the Vice President, International Marketing/Creative Director at Ocean Pacific, which manufacturers and markets beach apparel. From 2000 until 2001, Mr. Marckx was the Vice President, Marketing/Entertainment at Broadband Interactive Group. Mr. Marckx holds a B.S. in economics from the University of California, Irvine.

The Nominating and Corporate Governance Committee considered Mr. Marckx’s executive marketing background, the leadership he has demonstrated at SPY and in his positions with prior companies and his extensive knowledge of the action sports industry.

Arrangements Related to Mr. Geenen’s Nomination

Mr. Geenen was selected as a nominee to the Board in accordance with the terms of the stock purchase agreement between the Company and Harlingwood (Alpha), LLC, an affiliate of Harlingwood Partners (“Harlingwood”), dated February 28, 2011. See “Certain Relationships and Related Party Transactions” below for further information.

Board Meetings and Committees

The Board held four meetings during the year ended December 31, 2013 and all incumbent directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors served. The Board encourages the directors to attend our annual meetings of stockholders when stockholder participation is expected.

Independent Directors

The Board believes that a majority of its members should be independent directors. The Board has determined that, other than Messrs. Hamot, Geenen and Marckx, all of its current directors are independent directors as defined by the rules and regulations of the Nasdaq Stock Market.

              The members of the Audit Committee and Compensation Committee of the Board each meet the independence standards established by the Nasdaq Stock Market and the U.S. Securities and Exchange Commission (the “SEC”) for audit committees and compensation committees. In addition, the Board has determined that Messrs. Rane, Andrews and Casari each satisfy the definition of an “audit committee financial expert” under SEC rules and regulations. These designations do not impose any duties, obligations or liabilities on Messrs. Rane, Andrews and Casari that are greater than those generally imposed on them as members of the Audit Committee and the Board, and their designations as audit committee financial experts does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Board Committees and Charters

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board appoints the members and chairpersons of these committees. The majority of the members of these committees have been determined by the Board to be independent. In addition, each member of these committees, except for Mr. Hamot (Nominating and Governance Committee), has been determined by the Board to be independent. Each committee has a written charter approved by the Board. Copies of each committee charter are available on the Company’s website at investor.spyoptic.com and by clicking on the “Corporate Governance” tab.

Audit Committee

Members:	Mr. Rane (Chairman) Mr. Casari Mr. Andrews Mr. Roseman
Number of Meetings in 2013:	This committee held four meetings during 2013.
Functions:
This committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by the Company’s independent accountants and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls. This committee is responsible for the appointment, compensation, retention and oversight of the independent accountants and for ensuring that the accountants are independent of management.

Compensation Committee

Members:	Mr. Mitchell (Chairman) Mr. Casari Mr. Pound
Number of Meetings in 2013:	This committee held one meeting during 2013.
Functions:
This committee determines the Company’s general compensation policies and practices. This committee also reviews and approves compensation packages for the Company’s officers and, based upon such review, recommends overall compensation packages for the officers to the Board. This committee also reviews and determines equity-based compensation for the Company’s directors, officers, employees and consultants and administers the Company’s stock option plans.

Nominating and Corporate Governance Committee

Members:	Mr. Hamot (Chairman) Mr. Pound Mr. Geenen
Number of Meetings in 2013:	This committee held two meetings during 2013.
Functions:
This committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and for overseeing the Company’s corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

Director Nominations

The Board nominates directors for election at each annual meeting of stockholders and appoints new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for such nomination or appointment.

The Board seeks membership composed of experienced and dedicated individuals with diverse backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Board and Nominating and Corporate Governance Committee do not have a specific policy with regard to the consideration of diversity in the identification of director nominees. However, the Board and Nominating and Corporate Governance Committee consider diversity to be a valuable factor when evaluating director candidates’ qualifications and potential for making meaningful contributions to the operation of the Board and the Company. The Nominating and Corporate Governance Committee also believes it to be appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the applicable SEC rules and regulations.

Prior to each annual meeting of stockholders, the Board or Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Board or Nominating and Corporate Governance Committee determines not to re-nominate a director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, the Nominating and Corporate Governance Committee will consider various candidates for Board membership, including those suggested by the Nominating and Corporate Governance Committee members, by other Board members, by any executive search firm engaged by the Nominating and Corporate Governance Committee and by stockholders. The Company’s policy is to consider nominees for the Board from stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. Nominees suggested by stockholders are considered in the same way as nominees suggested from other sources. Once the Nominating and Corporate Governance Committee chooses a slate of candidates, the Nominating and Corporate Governance Committee recommends the candidates to the entire Board, and the Board then determines whether to recommend the slate to the stockholders.

In addition, the Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the Company’s annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws. Information required by the Company’s Bylaws to be in the notice include: the name, contact information and share ownership information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and its related rules and regulations. The Nominating and Corporate Governance Committee may also require any proposed nominee to furnish such other information as may reasonably be required by the Nominating and Corporate Governance Committee to determine the eligibility of such proposed nominee to serve as director of the Company. The recommendation should be sent to: Secretary, SPY Inc., 2070 Las Palmas Drive, Carlsbad, California 92011. You can obtain a copy of the Company’s Bylaws by writing to the Secretary at this address.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to: Secretary, SPY Inc., 2070 Las Palmas Drive, Carlsbad, California 92011. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Board Leadership Structure

The Board currently separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for the Board meetings and presides over meetings of the Board. However, the Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interest of the Company and its stockholders, and therefore one person may, in the future, serve as both the Chief Executive Officer and Chairman of the Board.

Board Role in Risk Assessment

Management, in consultation with outside professionals, as applicable, identifies risks associated with the Company’s operations, strategies and financial statements. Risk assessment is also performed through periodic reports received by the Audit Committee from management, counsel and the Company’s independent registered public accountants relating to risk assessment and management. Audit Committee members meet privately in executive sessions with representatives of the Company’s independent registered public accountants. The Board also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.

PROPOSAL TWO

APPROVAL OF THE 2014 STOCK INCENTIVE PLAN

General and Purpose of Restatement

We are asking our stockholders to approve the SPY Inc. 2014 Stock Incentive Plan (the “2014 Plan”), which amends and restates our 2004 Stock Incentive Plan (the “2004 Plan”) in order to extend the expiration date to December 7, 2024. No other changes to the 2004 Plan are proposed in the 2014 Plan. The 2004 Plan was originally adopted by the Board and approved by our stockholders in December 2004 and is currently set to expire on December 7, 2014. The 2014 Plan was approved by our Board in April 2014.

Summary of the 2014 Plan

Set forth below is a summary of the material terms of the 2014 Plan, which summary is qualified in its entirety by the specific language of the 2014 Plan, a copy of which is included at the end of this Proxy Statement as Annex A and which stockholders are urged to read.

Shares Subject to the 2014 Plan. The 2014 Plan currently reserves for issuance up to 6,425,000 shares of the Company’s common stock, and provides that this maximum share limit shall be increased annually, on January 1st, in an amount equal to the lesser of (i) 700,000 shares, (ii) 10% of the outstanding shares on the last day of the immediately preceding year, or (iii) an amount determined by the Board.

Administration of the 2014 Plan. The 2014 Plan will be administered by the Compensation Committee of the Board, acting as the 2014 Plan Committee (as such term is defined in the 2014 Plan). With respect to certain awards issued under the 2014 Plan, the members of the 2014 Plan Committee also must be “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and/or “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the terms of the 2014 Plan, the 2014 Plan Committee has the sole discretion, among other things, to:

•	select the individuals who will receive awards;

•	determine the terms and conditions of awards (for example, the exercise price of stock options, performance conditions and vesting schedule);

•	correct any defect, supply any omission, or reconcile any inconsistency in the 2014 Plan or any award agreement;

•	amend the terms of outstanding awards;

•	delegate certain elements of its responsibilities to prescribed persons;

•	offer to buyout outstanding stock options on terms and conditions that it establishes; and

•	interpret and apply the provisions of the 2014 Plan.

Eligible Participants. Awards may be granted under the 2014 Plan to employees and directors of, and to consultants and advisors to, the Company or one of its subsidiaries. As of March 31, 2014, approximately 86 employees and nine directors may be eligible to be considered for the grant of awards under the 2014 Plan.

Incentive stock options (as defined under Section 422 of the Code) may be granted only to employees. The other awards that may be granted under the 2014 Plan (nonstatutory stock options, stock appreciation rights, restricted shares and stock units), may be granted to employees, directors who are not employees of or paid consultants to the Company or one of its subsidiaries (“Outside Directors”), advisors and consultants.

No single participant can be granted stock options or stock appreciation rights that relate to more than an aggregate of 500,000 shares of the Company’s common stock in any calendar year.

In addition, to the extent permitted by the Board, outside directors have the ability to receive equity awards under the 2014 Plan in lieu of their annual cash retainer and/or meeting fees.

Awards Issuable Under the 2014 Plan. The 2014 Plan provides for various awards, which are described below:

Stock Options and Stock Appreciation Rights. A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. A stock appreciation right, or SAR, is the right to receive the net of the market price of a share of stock over the exercise price of the right, either in cash or in stock, in the future. Stock options and SARs may be conditioned upon continued employment, the achievement of performance objectives or the satisfaction of any other condition as specified in the applicable award agreement.

The per share exercise price for incentive stock options may not be less than 100% of the fair market value of a Company common shares on the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of the Company’s capital stock). The Code currently limits to $100,000 the aggregate value of common stock for which incentive stock options may first become exercisable in any calendar year under the 2014 Plan or any other option plan adopted by the Company. The exercise prices for nonstatutory stock option and SARs are also set by the Compensation Committee.

Subject to the terms of the 2014 Plan, the Compensation Committee has the discretion to establish the terms of any specific award granted under the 2014 Plan, including any vesting arrangement and exercise period. In no event may options granted under the 2014 Plan be exercised more than 10 years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of the Company’s capital stock).

Restricted Stock Awards and Restricted Stock Units. Restricted stock is a share award that may be conditioned upon continued employment, the achievement of performance objectives or the satisfaction of any other condition as specified in a restricted stock agreement. Subject to the terms of the 2014 Plan, the Compensation Committee will determine the terms and conditions of any restricted stock award, which will be set forth in a restricted stock agreement to be entered into between the Company and each grantee. Shares may be awarded under the 2014 Plan for such consideration as the Compensation Committee may determine, including without limitation cash, cash equivalents, full-recourse promissory notes, future services, or services rendered prior to the award, without a cash payment by the grantee.

Under the 2014 Plan, the Compensation Committee may also grant restricted stock units that give recipients the right to acquire a specified number of shares of stock, or the equivalent value in cash, at a future date upon the satisfaction of certain conditions established by the Compensation Committee and as set forth in a stock unit agreement. Subject to the terms of the 2014 Plan, the Compensation Committee will determine the terms and conditions of any stock unit award, which will be set forth in a stock unit agreement to be entered into between the Company and each grantee. Restricted stock units may be granted in consideration of a reduction in the recipient’s other compensation, but no cash consideration is required of the recipient. Recipients of restricted stock units do not have voting or dividend rights, but may be credited with dividend equivalent compensation.

Nondiscretionary, Automatic Option Grants to Outside Directors. Each outside director, who was not previously an employee, will automatically be granted a nonstatutory stock option to purchase 15,000 shares of the Company’s common stock on the date of his or her initial election to the Board. This award will vest on the first anniversary of the grant date. Additionally, on the first business day following each of the Company’s regularly scheduled annual meetings of stockholders, each outside director who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board thereafter, so long as he or she has served on the Board for at least six months as of that date, will be granted a nonstatutory stock option to purchase 15,000 shares of the Company’s common stock. This award will vest on the first anniversary of the date of grant or, if earlier, immediately prior to the Company’s next Annual Meeting of Stockholders following the date of grant. Both the initial election to the Board award and annual award will vest in full if a change in control during the director’s service.

Amendment. The Board can amend or modify the terms of the 2014 Plan at any time, subject to stockholder approval only to the extent required under applicable laws, rules and regulations.

Governing Law. The 2014 Plan, and (unless otherwise provided in the award agreement) all awards, will be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. The Compensation Committee may provide that any dispute as to any award shall be presented and determined in such forum as the Compensation Committee may specify, including through binding arbitration. Unless otherwise provided in the award agreement, recipients of an award are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California to resolve any and all issues that may arise out of or relate to the 2014 Plan or any related award agreement.

Term. The 2014 Plan terminates on December 7, 2024, unless earlier terminated by the Board.

Options and Restricted Stock Awards Granted

Because grants under the 2014 Plan are subject to the discretion of the Compensation Committee, awards under the 2014 Plan that may be made in the future, including in the upcoming year, are not determinable, except with respect to the automatic grant of nonstatutory stock options to outside directors which are described under, “Summary of the 2014 Plan – Nondiscretionary, Automatic Option Grants to Outside directors,” above. Future exercise prices for options granted under the 2014 Plan are also not determinable because they will be based upon the fair market value of the common stock on the date of grant.

The following table discloses the awards granted to the persons or groups specified below under the current version of the Company’s stock incentive plan, the 2004 Plan, during the year ended December 31, 2013:

Name and Position	Number of Options	Number of Shares of Restricted Stock	Dollar Value ($)
Michael Marckx	100,000	—	$88,790
Chief Executive Officer and President

James McGinty	400,000	—	$308,120
Chief Financial Officer, Treasurer and Secretary

Jim Sepanek
Executive Vice President	—	—	$—

All current executive officers as a group (3 persons)	500,000	—	$396,910

All current directors who are not executive officers as a group (9 persons)	150,000	76,502	$229,277

All employees, including all current officers who are not executive officers, as a group	90,000	—	$73,239

Securities Authorized for Issuance under Compensation Plans

Set forth in the table below is certain information regarding the number of shares of our common stock that were subject to outstanding stock options or other compensation plan grants (including individual compensation arrangements) and awards as of December 31, 2013. We did not have any equity compensation plans not approved by security holders at December 31, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,090,801	$1.76	1,849,654
Total

Certain Federal Income Tax Consequences

The following is a general summary, as of April 11, 2014, of the federal income tax consequences to the Company and to U.S. participants for awards granted under the 2014 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. The Company advises participants to consult with a tax advisor regarding the tax implications of their awards under the 2014 Plan.

Incentive Stock Options (“ISO”). For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income as of the date of exercise equal to the difference between the exercise price and fair market value of the stock. Any additional gain or loss recognized upon any later disposition of the shares would be a short- or long-term capital gain or loss, depending on whether the shares have been held by the participant for more than one year. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Nonstatutory Stock Options (“NSO”). A participant who receives an NSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.

Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares received would be a short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for one year or more.

Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares or cash received minus any amount paid for the shares.

Restricted Stock Units. No taxable income is generally reportable when unvested restricted stock units are granted to a participant. Upon settlement of the vested restricted stock units, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the vested restricted stock units.

Income Tax Effects for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the 2014 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NSO).

Internal Revenue Code Section 162(m) Limits. Section 162(m) of the Code places a limit of $1.0 million on the amount of compensation that the Company may deduct in any one fiscal year with respect to certain executive officers (“Covered Employees”). The 2014 Plan is intended to enable options and SARs to constitute performance-based compensation not subject to the annual deduction limitations of Section 162(m) of the Code. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Board has not adopted a policy that all compensation must be tax deductible.

Internal Revenue Code Section 409A. Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the 2014 Plan (such as restricted stock units). The intent is for the 2014 Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

Required Vote

The affirmative “FOR” vote of at least a majority of the votes cast at the Annual Meeting is required to approve the 2014 Plan, which amends and restates our current stock incentive plan to extend the expiration date to December 7, 2024.

     The Board unanimously recommends a vote “FOR” approval of the 2014 Stock Incentive Plan.

PROPOSAL THREE

RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

Upon the recommendation of the Audit Committee, the Board has selected the firm of Mayer Hoffman McCann P.C. as the Company’s independent registered certified public accountants for the year ending December 31, 2014. Mayer Hoffman McCann P.C. leases substantially all its personnel, who work under the control of Mayer Hoffman McCann P.C. shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure Representatives of Mayer Hoffman McCann P.C. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of the Company’s independent registered certified public accountants is not required by the Company’s Bylaws or otherwise, the Company is submitting the selection of Mayer Hoffman McCann P.C. to its stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment of Mayer Hoffman McCann P.C., the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Mayer Hoffman McCann P.C. for the audit of the Company’s financial statements for 2013 and 2012, and fees billed for other services rendered by Mayer Hoffman McCann P.C.

	Year Ended December 31,
	2013	2012
Audit Fees (1)	$241,000	$248,427
Audit-Related Fees (2)	—	—
Tax Fees (3)	22,537	18,960
All Other Fees (4)	—	—

Total	$263,537	$267,387

(1)
Audit Fees include all services that are performed to comply with Generally Accepted Auditing Standards (“GAAS”). In addition, this category includes fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements, such as audits, quarterly reviews, attest services, statutory audits, comfort letters, consents, reports on an issuer’s internal controls, and review of documents to be filed with the SEC. Certain services, such as tax services and accounting consultations, may not be billed as audit services. To the extent that such services are necessary to comply with GAAS (i.e., tax accrual work), an appropriate allocation of those fees is in this category.

(2)
Audit-Related Fees include assurance and related services that are traditionally performed by an independent accountant such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and audits in connection with proposed or consummated acquisitions, and special assignments related to internal control reviews.

(3)	Tax Fees include all services performed by an accounting firm’s tax division except those related to the audit. Typical services include tax compliance, tax planning and tax advice.

(4)	All Other Fees include fees for any service not addressed in the other three categories above.

 Determination of Independence

 The Audit Committee has determined that the fees received by Mayer Hoffman McCann P.C. for the non-audit related services listed above are compatible with maintaining the independence of Mayer Hoffman McCann P.C.

Pre-Approval Policy and Procedures

 It is the Company’s policy that all audit and non-audit services to be performed by the Company’s independent registered certified public accountants be approved in advance by the Audit Committee. The Audit Committee will not approve the engagement of the independent registered certified public accountants to perform any service that the independent registered certified public accountants would be prohibited from providing under applicable securities laws. In assessing whether to approve the use of the independent registered certified public accountants for permitted non-audit services, the Audit Committee tries to minimize relationships that could appear to impair the objectivity of the independent registered certified public accountants. The Audit Committee will approve permitted non-audit services by the independent registered certified public accountants only when it will be more effective or economical to have such services provided by the independent registered certified public accountants. During the year ended December 31, 2013, all audit and non-audit services performed by the Company’s independent registered certified public accountants were approved in advance by the Audit Committee.

Required Vote

 The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal is required to ratify the appointment of the Company’s independent registered certified public accountants. Abstentions will have the same effect as a vote “AGAINST” this Proposal. A broker or other nominee will generally have discretionary authority to vote on this Proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this Proposal.  However, any broker non-vote received will not effect the outcome of this Proposal.

The Board recommends a vote “FOR” ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered certified public accountants.

EXECUTIVE OFFICERS

The Company’s executive officers are appointed by the Board on an annual basis and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of the Company’s current executive officers.

Name	Age	Position
Michael Marckx	49	Chief Executive Officer and President
James McGinty	51	Chief Financial Officer, Treasurer and Secretary
Jim Sepanek	52	Executive Vice President

Michael Marckx serves as the Company’s President and Chief Executive Officer, and is also a member of the Company’s Board of Directors. He has served as Chief Executive Officer since December 15, 2011. He joined the Company in February 2011 as its Vice President of Marketing and was promoted to President on April 12, 2011. Since 2001, Mr. Marckx has served on the board of directors of Surfrider Foundation, a non-profit foundation, serving as Chairman since 2009. From 2004 until 2011, Mr. Marckx was the Vice President of Global Marketing/Entertainment of Globe International, which manufactures and markets apparel, footwear and boardsports hardgoods. From 2001 until 2004, Mr. Marckx was the Vice President, International Marketing/Creative Director at Ocean Pacific, which manufacturers and markets beach apparel. From 2000 until 2001, Mr. Marckx was the Vice President, Marketing/Entertainment at Broadband Interactive Group. Mr. Marckx holds a B.S. in economics from the University of California, Irvine.

James McGinty joined the Company in August 2013 and serves as the Company’s Chief Financial Officer, Treasurer and Secretary. From 2000 to 2013, Mr. McGinty was a member of the management team of Hot Topic, Inc., serving as Chief Financial Officer from February 2001 to March of 2013. Prior to Hot Topic, Mr. McGinty was Vice President-Controller at Victoria's Secret Stores, a division of The Limited, Inc., from July 1996 to July 2000, and held various financial and accounting positions within other divisions of The Limited, Inc. from 1984 to 1996. Mr. McGinty holds a B.S. degree in Accounting from Miami University in Oxford, Ohio.

Jim Sepanek joined the Company in May 2011, and was promoted to Executive Vice President in December 2013. From 2008 to 2011, Mr. Sepanek served as vice president of Business Development at Signature Eyewear, which designs and distributes branded eyewear under global licenses, where he was responsible for brand management, key account sales and product design and development.  Prior to that, he held executive positions at Rem Eyewear and Revo, Inc., respectively.  Mr. Sepanek holds a B.A. degree in Business from Michigan State University and a M.B.A from California State University, San Jose.

EXECUTIVE COMPENSATION

The following table discloses the compensation paid to or earned during the years ended December 31, 2013 and 2012 by the Company’s principal executive officer, the Company’s two most highly compensated executive officers (other than the Company’s principal executive officer) who were serving as executive officers at the end of 2013 and two executive officers who would have been the Company’s most highly compensated executive officers during 2013, but resigned from the Company before the end of 2013 (collectively the “Named Executive Officers”):
2013 Summary Compensation Table
Name and Principal Position	Year	Salary Earned ($)	Bonus ($) (5)	Option Award(s) ($) (6)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (7)	Total Compensation ($)
Michael Marckx	2013	$300,000	—	$88,790	$—	$16,837	$405,627
Chief Executive Officer, President and Director	2012	$300,000	$—	$168,045	$—	$17,106	$485,151

James McGinty (1)	2013	$91,737	$—	$308,120	$—	$7,006	$406,863
Chief Financial Officer, Treasurer and Secretary	2012	$—	$—	$—	$—	$—	$—

Jim Sepanek (2)	2013	$100,000	$180,157	$—	$—	$16,905	$297,062
Executive Vice President	2012	$176,923	$22,153	$—	$—	$17,174	$216,250

Michael D. Angel (3)	2013	$110,577	$—	$—	$—	$184,098	$294,675
Former Chief Financial Officer, Treasurer and Secretary	2012	$244,230	$—	$247,310	$—	$28,321	$519,861

Erik Darby (4)	2013	$190,000	$29,286	$—	$—	$32,828	$252,114
Former Vice President, Sales	2012	$190,000	$62,924	$—	$—	$11,174	$264,098

(1)	Mr. McGinty began serving as the Company’s Chief Financial Officer, Treasurer and Secretary on August 19, 2013 with an annual base salary of $265,000.
(2)
Prior to his promotion to Executive Vice President on December 21, 2013, Mr. Sepanek served as the Company’s Vice President of Optical.  On October 1, 2012, Mr. Sepanek’s compensation was restructured to lower his base salary to $100,000.  On December 21, 2013, Mr. Sepanek’s compensation was restructured to increase his base salary to $250,000.

(3)
Mr. Angel resigned as the Company’s Chief Financial Officer, Treasurer and Secretary on May 31, 2013, and served as the Company’s interim Chief Financial Officer until Mr. McGinty’s appointment on August 19, 2013.

(4)	Mr. Darby resigned from the Company on December 20, 2013.
(5)
With respect to 2013, the bonus amount in this column represent $180,157 and $29,286, earned by Mr. Sepanek and Mr. Darby, respectively, for bonus and commissions earned for achieving certain quarterly sales levels. With respect to 2012, the bonus amount in this column represent $22,153 and $62,924 earned by Mr. Sepanek and Mr. Darby, respectively, for bonus and commissions earned for achieving certain quarterly sales levels.

(6)
The amounts in this column represent the grant date fair value of stock option awards computed in accordance with FASB guidance, excluding the effect of estimated forfeitures under which the Named Executive Officer has the right to purchase, subject to vesting, shares of the Company’s common stock. For the assumptions made in determining the grant date fair values of the stock option awards see Note 10 “Share-Based Compensation” to the Company’s audited consolidated financial statements for the year ended December 31, 2013 included in its Annual Report on Form 10-K, filed with the SEC on March 20, 2014.

(7)
With respect to 2013, the amounts in this column represent: (a) $10,837 paid to Mr. Marckx for his employee portion of his health benefits and $6,000 paid as an automobile allowance, (b) $3,692 paid to Mr. McGinty for his employee portion of his health benefits and $3,314 paid for a housing and transportation allowance, (c) $10,905 paid to Mr. Sepanek for his employee portion of his health benefits and $6,000 paid as an automobile allowance, (d) $21,923 paid to Mr. Darby for vacation payout upon termination $10,905 paid for his employee portion of his health benefits and (e) Mr. Angel was paid $147,727 in severance payments during 2013 and will receive $102,273 in severance payments during 2014, $15,682 paid to Mr. Angel for vacation payout upon termination, $13,188 paid for his employee portion of his health benefits and $7,500 paid for a housing and transportation allowance. With respect to 2012, the amounts in this column represent: (a) $11,106 paid to Mr. Marckx for his employee portion of his health benefits and $6,000 paid as an automobile allowance, (b) $11,174 paid to Mr. Sepanek for his employee portion of his health benefits and $6,000 paid as an automobile allowance (c) $10,321 paid to Mr. Angel for his employee portion of his health benefits and $18,000 paid for a housing and transportation allowance and (d) $11,174 paid to Mr. Darby for his employee portion of his health benefits.

Management Transition in Fiscal 2013

On May 31, 2013, Michael Angel resigned from his positions as the Company’s Chief Financial Officer, Treasurer and Secretary. Mr. Angel continued to serve as the Company’s interim Chief Financial Officer until the appointment of James McGinty on August 19, 2013.

On December 20, 2013, Erik Darby resigned from his position as the Company’s Vice President, Sales.

Employment Agreements and Change-in-Control Arrangements for Current Named Executive Officers

Michael Marckx

Employment Agreement. Mr. Marckx currently serves as the Company’s Chief Executive Officer and President under the terms of an Employment Agreement, by and between Mr. Marckx and the Company, originally dated October 31, 2011, and amended and restated on December 15, 2011 and October 16, 2012 (the “Marckx Employment Agreement”). The Marckx Employment Agreement will expire on December 14, 2015. Under the terms of the Marckx Employment Agreement, Mr. Marckx received an annual base salary of $300,000 during the year ended December 31, 2013 and 2012, and may receive, at the discretion of the Compensation Committee, an annual cash bonus of up to 100% of his annual base salary. However, on October 16, 2012, Mr. Marckx agreed to waive his right to receive a cash bonus he might have otherwise been entitled to during the years ending December 31, 2012 and 2013. Effective January 1, 2014, Mr. Marckx’s annual salary was increased to $360,000.

The Marckx Employment Agreement also provides that if the Company terminates his employment without “cause” (as such term is defined in the Marckx Employment Agreement), and such termination takes place either before a change in control transaction or more than 12 months following a change in control transaction, then the vesting of 50% of any outstanding unvested stock options held by Mr. Marckx will be accelerated, provided that he signs a general release of claims.

Change in Control Severance Agreement.  In connection with his appointment as the Company’s Chief Executive Officer, the Company and Mr. Marckx entered into an amended and restated change in control severance agreement, effective December 15, 2011 and amended on October 16, 2012 (the “Marckx Severance Agreement”), under which, if Mr. Marckx’s employment as an executive is terminated by the Company without “cause” (as such term is defined in the Marckx Severance Agreement) within 12 months following a change of control transaction, or if Mr. Marckx voluntary terminated his employment for “good reason” (as such term is defined in the Marckx Severance Agreement) within 12 months following a change of control transaction, after providing the Company with written notice of such “good reason” and allowing the Company 30 days to cure or remedy the “good reason”. In either event, Mr. Marckx is entitled to (i) continuation of his base salary for a period of 24 months, payable in regular payroll installments; (ii) continuation of payments for group health plan continuation coverage under COBRA for 18 months, or until Mr. Marckx became eligible for group insurance benefits from another employer; (iii) payment of an amount equal to any unpaid “annual performance bonus” for the year in which his employment terminates; and (iv) the acceleration of all outstanding, unvested stock options or other equity compensation held by Mr. Marckx at the time of termination. The payment of these severance benefits is conditioned upon Mr. Marckx timely providing a release of claims against the Company, the Company’s affiliates and related parties. Further, in the event of a change of control which involves a transaction which represents an “enterprise value” (as such term is defined in the Marckx Severance Agreement) of the Company less than or equal to $50,000,000, the Company shall pay Mr. Marckx a bonus amount equal to $150,000. In the event of a change of control transaction, which involves a transaction that represents an “enterprise value” of the Company over $50,000,000, the Company shall pay Mr. Marckx an amount equal to $300,000. Any of the above bonuses shall be paid in a lump sum payment on the 60th day after Mr. Marckx’s termination date.

James McGinty

Employment Agreement. Mr. McGinty currently serves as the Company’s Chief Financial Officer, Treasurer and Secretary pursuant to a three year employment agreement entered into by the Company and Mr. McGinty on August 19, 2013 (the “McGinty Employment Agreement”). The McGinty Employment Agreement will expire on August 18, 2016. Under the term and conditions of the McGinty Employment Agreement, Mr. McGinty receives an annual base salary of $265,000, and is eligible to receive, at the discretion of the Compensation Committee, an annual cash bonus of up to 50% of Mr. McGinty’s annual base salary. However, any bonus for the 2013 calendar year will be determined and awarded at the discretion of the Board of Directors. Mr. McGinty also received a nonstatutory stock option on August 19, 2013 under the McGinty Employment Agreement to purchase up to 400,000 shares of the Company’s common stock, vesting annually in one-third increments over a period of three years, pursuant to the Company’s Amended and Restated 2004 Stock Incentive Plan. The Company may terminate the Employment Agreement at any time, with or without “cause” (as such term is defined in the McGinty Employment Agreement). If the Company terminates the McGinty Employment Agreement without “cause”, Mr. McGinty will be entitled to (i) 12 months base salary and (ii) vesting of 50% of the unvested portion of the stock option issued pursuant to the McGinty Employment Agreement.

Change in Control Severance Agreement. Pursuant to the change in control severance agreement by and between Mr. McGinty and the Company (the “Severance Agreement”), in the event Mr. McGinty’s employment is involuntarily terminated by the Company without “cause” (as such term is defined in the McGinty Severance Agreement) within 12 months following a change of control transaction (as such term is defined in the McGinty Severance Agreement), or if Mr. McGinty voluntarily terminates his employment within 14 months following a change of control transaction, Mr. McGinty will be entitled to: (i) continuation of his base salary for a period of 18 months, (ii) continuation of payments for group health plan continuation coverage under COBRA for 18 months, or until Mr. McGinty becomes eligible for group insurance benefits from another employer, (iii) payment of a bonus equal to 50% of Mr. McGinty’s potential annual bonus, and (iv) acceleration of the vesting of unvested portions of the Stock Option.

Jim Sepanek

       Employment Agreement. Mr. Sepanek currently serves as the Company’s Executive Vice President under the terms of an Employment Agreement, by and between Mr. Sepanek and the Company, originally dated April 26, 2011, and amended and restated on October 1, 2012 and December 21, 2013 (the “Sepanek Employment Agreement”). The Sepanek Employment Agreement will expire on December 20, 2016. Under the term and conditions of the Sepanek Employment Agreement, Mr. Sepanek receives an annual base salary of $250,000, and is eligible to receive, at the discretion of the Compensation Committee, an annual cash bonus of up to 50% of Mr. Sepanek’s annual base salary.  Prior to the revised employment agreement on December 21, 2013, Mr. Sepanek received an annual base salary of $100,000, was eligible to receive a cash bonus up to $50,000, at the discretion of the Compensation Committee and received sales commissions. The Company may terminate the Employment Agreement at any time, with or without “cause” (as such term is defined in the Sepanek Employment Agreement). If the Company terminates the Sepanek Employment Agreement without “cause”, Mr. Sepanek will be entitled to (i) 12 months base salary and (ii) vesting of 50% of the unvested portion of the stock option issued pursuant to the Sepanek Employment Agreement.

       Change in Control Severance Agreement. Pursuant to the change in control severance agreement by and between Mr. Sepanek and the Company (the “Severance Agreement”), in the event Mr. Sepanek’s employment is involuntarily terminated by the Company without “cause” (as such term is defined in the Sepanek Severance Agreement) within 12 months following a change of control transaction (as such term is defined in the Sepanek Severance Agreement), or if Mr. Sepanek voluntarily terminates his employment within 14 months following a change of control transaction, Mr. Sepanek will be entitled to: (i) continuation of his base salary for a period of 18 months, (ii) continuation of payments for group health plan continuation coverage under COBRA for 18 months, or until Mr. Sepanek becomes eligible for group insurance benefits from another employer, (iii) payment of a bonus equal to 50% of Mr. Sepanek’s potential annual bonus, and (iv) acceleration of the vesting of unvested portions of the Stock Option.

Employment Agreements for Former Named Executive Officers

Michael Angel

Under the terms of the Employment Agreement by and between the Company and Mr. Angel dated January 3, 2012 (the “Angel Employment Agreement”), Mr. Angel received an annual base salary of $250,000, and was eligible to receive, at the discretion of the Compensation Committee, an annual cash bonus of up to 80% of his annual base salary. However, on October 16, 2012, Mr. Angel agreed to waive his right to receive a cash bonus he might have otherwise been entitled to during the years ending December 31, 2012 and 2013. Mr. Angel received a nonstatutory stock option pursuant to the Angel Employment Agreement on January 3, 2012 to purchase up to 200,000 shares of the Company’s common stock, at an exercise price of $1.80, of which 66,667 shares were vested upon Mr. Angel’s resignation on May 31, 2013. Mr. Angel forfeited all of his unvested stock options on May 31, 2013.

Erick Darby

As part of the Company’s offer letter to Mr. Darby, dated May 20, 2009 (the “Darby Offer Letter”), Mr. Darby received: (a) an annual base salary of $190,000; (b) eligibility to receive an annual cumulative bonus of up to 30% of his annual base salary; (c) a grant of a stock option to purchase 80,000 shares of the Company’s common stock, of which 80,000 shares had vested at the time of Mr. Darby’s resignation on December 20, 2013. Pursuant to the Darby Offer Letter, Mr. Darby also received a cash payment of $95,000 upon his resignation from the Company, payable in six monthly installments.

Outstanding Equity Awards at December 31, 2013

The following table discloses outstanding stock option awards and warrants held by each of the Named Executive Officers at December 31, 2013:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael Marckx	66,666	33,334		$1.70	2/22/2021
Chief Executive Officer and President	66,666	33,334		1.85	4/12/2021
	33,334	16,666		1.50	12/15/2021
	50,000	100,000		1.80	1/17/2022
	100,000	—	(4)	1.46	3/5/2023

James McGinty	—	400,000	(4)	1.25	8/16/2023
Chief Financial Officer, Treasurer and Secretary

Jim Sepanek	66,667	33,334	(5)	1.40	10/18/2021
Executive Vice President

Michael D. Angel (4)	97,665	—		$1.85	4/11/2021
Former Chief Financial Officer, Treasurer and Secretary	66,667	—		1.80	12/31/2014	(7)

Erik Darby	80,000	—		$0.74	6/20/2014
Former Vice President, Sales	40,000	—		0.96	6/20/2014
	100,000	—		1.25	6/20/2014	(8)

(1)
All equity awards included in this table are options, except for an equity award held by Mr. Angel, which is a warrant to purchase common stock. Mr. Angel’s warrant expires ten years from original warrant issuance date to Regent Pacific (see Note 6, below). All options expire ten years from date of grant and have an exercise price equal to the closing price of the Company’s common stock on the respective date of grants.

(2)
Subject to potential accelerated vesting of all unvested options in connection with a change in control, the unvested portion of this option vests and becomes exercisable with respect to 1/3 of the total shares subject to this option on December 15, 2014.

(3)
Subject to potential accelerated vesting of all unvested options in connection with a change in control, the unvested portion of this option vests and becomes exercisable with respect to 1/3 of the total shares subject to this option on January 17, 2014 and January 17, 2015.

(4)
Subject to potential accelerated vesting of all unvested options in connection with a change in control, the unvested portion of this option vests and becomes exercisable with respect to 1/3 of the total shares subject to this option on August 16, 2014, August 16, 2015 and August 16, 2016.

(5)
Subject to potential accelerated vesting of all unvested options in connection with a change in control, the unvested portion of this option vests and becomes exercisable with respect to 1/3 of the total shares subject to this option on May 9, 2014.

(6)
Mr. Angel was appointed as the Company's Interim Chief Financial Officer and Treasurer on April 12, 2011 and joined the Company as an employee and was appointed to Chief Financial Officer, Treasurer and Secretary effective on January 3, 2012. The Company received Mr. Angel’s services as Interim Chief Financial Officer and Treasurer under the terms of an agreement between the Company and Regent Pacific Management Corporation (“Regent Pacific”) pursuant to which Regent Pacific agreed to provide certain management services to the Company, including providing the services of Mr. Angel to the Company as its Interim Chief Financial Officer. The Company issued a warrant to purchase 244,163 shares of the Company’s common stock at an exercise price of $1.85 per share to Regent Pacific in connection with its engagement to provide services to the Company as described above. Regent Pacific assigned a portion of such warrant to a company wholly owned by Mr. Angel, and as a result, Mr. Angel beneficially holds a warrant to purchase 97,665 shares of the Company’s common stock, which is reported in this table. This warrant vested over the three-month period ending July 2011.

(7)
Prior to Mr. Angel’s resignation on May 31, 2013, 133,333 shares subject to this option were unvested, which shares were forfeited upon Mr. Angel’s resignation.  Per Mr. Angel’s resignation agreement, the post termination life of vested options was extended from 90 days until December 31, 2014.

(8)	Per Mr. Darby’s resignation agreement, the post termination life of vested options was extended from 90 days until June 20, 2014.

DIRECTOR COMPENSATION

The Company pays the following fees to its non-employee directors related to their service on the Board:

●	annual retainer of $10,000;
●	annual retainer of $3,000 for serving as chairman of the Audit Committee and $2,000 for serving as a member of the Audit Committee;
●	annual retainer of $1,000 for serving as the chairman or a member of the Compensation Committee; and
●	annual retainer of $1,000 for serving as the chairman or a member of the Nominating and Corporate Governance Committee.

    In addition, the Company’s non-employee directors receive nondiscretionary, automatic grants of nonstatutory stock options annually. Non-employee directors are automatically granted an initial stock option to purchase 15,000 shares of common stock upon their appointment to the Board. Each initial stock option vests and becomes fully exercisable on the first anniversary of the date of grant subject to continued service. Also, immediately after each of the Company’s regularly scheduled annual meetings of stockholders, each non-employee director that has served on the Board for at least six months automatically receives a nonstatutory stock option to purchase 15,000 shares of common stock. Each annual stock option vests and becomes fully exercisable on the first anniversary of the date of grant. The stock options granted to non-employee directors have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant and accelerate and become fully vested upon a change of control of the Company. Further, directors may be reimbursed for any out-of-pocket travel expenses they incur while in the performance of their responsibilities for the Company.

The following table discloses certain information concerning the compensation of the Company’s non-employee directors for the year ended December 31, 2013:

2013 Compensation of Non-Employee Directors

Name	Fees earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Stock Awards ($)	Total ($)
Greg Andrews	$12,000	$12,059	$—	$24,059
Harry Casari (3)	13,946	12,059	—	26,005
J. David Chute	10,000	12,059	—	22,059
Fir Geenen	10,583	12,059	—	22,642
Seth W. Hamot	11,000	12,059	—	23,059
David Mitchell	11,000	12,059	—	23,059
John Pound	12,000	12,059	—	24,059
Stephen Roseman	12,000	12,059	—	24,059
David Rane (4)	4,376	10,640	—	15,016

(1)
In an effort to conserve the Company’s cash, the Board elected to receive stock awards in lieu of cash fees earned in respect of their annual retainers for service on the Board and its committees.  Fees earned in respect of service provided each quarter are valued and issued on the first business day following the quarter ended of service.  Share awards were granted on April 1, 2013, July 1, 2013, October 1, 2013 and January 2, 2014 and were converted at per share values of $1.46, $1.20, $1.50 and $1.37, respectively. The stock awards vested immediately upon grant and were not subject to any further service by the directors. The amounts in this column represent the grant date fair value of the restricted stock awards granted during 2013 and is computed in accordance with FASB guidance, excluding the effect of estimated forfeitures.

(2)
Represents the grant date fair value of stock option awards computed in accordance with FASB guidance, excluding the effect of estimated forfeitures under which the director has the right to purchase, subject to vesting, shares of the Company’s common stock. For the assumptions made in determining the grant date fair values of the stock option awards, see Note 10 “Share-Based Compensation” to the Company’s audited consolidated financial statements for the year ended December 31, 2013 included in its Annual Report on Form 10-K filed with the SEC on March 20, 2014.

(3)	Mr. Casari has elected not to stand for re-election to the Company’s Board of Directors at the Annual Meeting.

(4)	Mr. Rane was appointed to the Board of Directors on August 22, 2013.

As of December 31, 2013, our non-employee directors had options outstanding to purchase the following number of shares of our common stock:

Name	# of Shares Subject to Outstanding Options
Greg Andrews	60,000
Harry Casari (1)	125,000
J. David Chute	30,000
Fir Geenen	45,000
Seth W. Hamot	75,000
David Mitchell	165,000
John Pound	115,000
Stephen Roseman	75,000
David Rane	15,000

(1)	Mr. Casari has elected not to stand for re-election to the Company’s Board of Directors at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table discloses certain information as of April 11, 2014 as to shares of the Company’s common stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of the Company’s common stock, (ii) each of the Company’s current directors and director nominees, (iii) each of the Company’s named executive officers and (iv) all of the Company’s current directors and executive officers as a group. Unless otherwise noted, the address of each beneficial owner listed in this table is: c/o SPY Inc., 2070 Las Palmas Drive, Carlsbad, California 92011. Except as indicated in the footnotes to the following table, the persons or entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. The percentage of the shares of Company’s common stock beneficially owned is based on the number of shares issued and outstanding as of April 11, 2014. In addition, shares acquirable within 60 days of April 11, 2014 pursuant to options or other securities are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual, pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended.

Name and Address of Beneficial Owner	Number of Shares Owned	Number of Shares Acquirable within 60 days of April 11, 2014	Percentage of Shares Beneficially Owned
5% Stockholders:
Costa Brava Partnership III L.P. (1)	6,341,206	3,000,000	57.18%
Nettlestone Enterprises Limited (2)	918,884	—	6.89%
Stephens Investment Management, LLC (3)	745,961	—	5.59%
Harlingwood (Alpha), LLC (4)	712,121	1,265,533	13.54%
Directors, Nominees and Named Executive Officers:
Seth Hamot (5)	6,476,649	3,075,000	58.20%
John Pound (6)	225,667	115,000	2.53%
Fir Geenen (7)	732,017	1,310,533	13.94%
David Rane	5,448	15,000	*
David R. Mitchell	75,418	165,000	1.78%
Harry Casari	103,222	125,000	1.70%
Greg Andrews	76,256	60,000	1.02%
Stephen Roseman	40,890	75,000	*
J. David Chute	24,486	30,000	*
Michael Marckx	—	433,334	3.15%
James McGinty	—	—	*
Jim Sepanek	—	100,000	*
All current directors and executive officers as a group (12 persons)	7,760,053	5,503,867	70.40%

(1)
Represents 6,341,206 shares held directly by Costa Brava Partnership III L.P. (“Costa Brava”) in a margin brokerage account (together with other securities) and 3,000,000 shares issuable upon the conversion of a promissory note held by Costa Brava. Seth W. Hamot, one of the Company’s directors, is the president of Roark, Rearden & Hamot, LLC, which is the general partner of Costa Brava. Each of Costa Brava, Roark, Rearden & Hamot, LLC and Mr. Hamot have sole voting and dispositive power over such shares. The principal business address of each of the foregoing persons is 420 Boylston Street, Boston, MA 02116. Excludes shares held directly by Mr. Hamot, by two trusts for the benefit of Mr. Hamot’s children and by Mr. Hamot’s children, all of which are described in Note 5, below.

(2)	The principal business address of Nettlestone Enterprises Limited is P.O. Box 665 Roseneath, The Grange, St. Peter Port, Guernsey GY1-3SJ, Channel Islands.

(3)
Includes 745,961 shares as to which voting and dispositive power is shared among Stephens Investment Management (“SIM”), Paul H. Stephens, P. Bartlett Stephens and W. Bradford Stephens. Orphan Fund, L.P. (“Orphan”) holds sole voting and dispositive power as to 745,961 shares. SIM serves as general partner and investment manager of the investment limited partnerships, including Orphan, that hold the shares reported. SIM, as those investment limited partnerships’ general partner and investment manager, and Paul H. Stephens, P. Bartlett Stephens and W. Bradford Stephens, as managing members and owners of SIM, may therefore be deemed to beneficially own the shares owned by such investment limited partnerships for the purposes of Rule 13d-3 of the Exchange Act insofar as they may be deemed to have the power to direct the voting or disposition of those shares. The foregoing information is based on the Schedule 13G/A filed jointly on February 12, 2012. The principal business address of each of the foregoing is One Ferry Building, Suite 225, San Francisco, CA 94111.

(4)
Fir Geenen, one of the Company’s directors, is the manager of Harlingwood Investment Partners I, LLC (“HIP”), which is the manager of Harlingwood (Alpha), LLC (“Harlingwood”). HIP, as the manager of Harlingwood, has sole authority to act on behalf of Harlingwood with respect to such shares, and Mr. Geenen, as the manager of HIP, has sole authority to take action on behalf of HIP as manager of, or holder of ownership interests in, another entity. HIP and Mr. Geenen disclaim beneficial ownership of all of the shares of the common stock held by Harlingwood. The principal business address of each of Harlingwood, HIP and Mr. Geenen is 3580 Carmel Mountain Rd, Suite 460, San Diego, California 92130.

(5)
Represents 69,443 shares held directly by Seth W. Hamot, 75,000 shares issuable upon the exercise of options held by Mr. Hamot, 6,000 shares held in two trusts for the benefit of Mr. Hamot’s children, 52,000 shares held directly by Mr. Hamot’s children, 8,000 shared held directly by spouse’s IRA, 6,341,206 shares held directly by Costa Brava and 3,000,000 shares issuable upon the conversion of a promissory note held by Costa Brava.

(6)	Represents 225,667 shares held directly by John Pound and 115,000 shares issuable upon the exercise of options held by Mr. Pound.

(7)
Represents 19,896 shares held directly by Fir Geenen, 45,000 shares issuable upon the exercise of options held by Mr. Geenen, 712,121 shares held by Harlingwood and 1,265,533 shares issuable upon the conversion of a promissory note held by Harlingwood.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have not entered into any transactions with related parties since January 1, 2012, and there is no currently proposed transaction, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, except as disclosed below and in “EXECUTIVE COMPENSATION” and “DIRECTOR COMPENSATION” above.

Promissory Notes with Shareholder, Costa Brava Partnership III, L.P.

Costa Brava Term Note. SPY North America issued a promissory note to Costa Brava in the principal amount of $7.0 million (“Costa Brava Term Note”), which amount was outstanding at December 31, 2013 (excluding Accrued PIK Interest, as defined below, of $2.1 million).  The Costa Brava Term Note is subordinate to the line of credit extended to the Company by BFI Business Finance (“BFI”) (the “BFI Line of Credit”), pursuant to the terms of a debt subordination agreement between Costa Brava and BFI.

Interest attributable to the Costa Brava Term Note accrues daily at a rate equal to 12% per annum.  On January 1, 2012, SPY North America began paying monthly interest payments in kind, as an addition to the outstanding principal amount due, rather than making interest payments in cash (“Accrued PIK Interest”).  The Costa Brava Term Note, as amended, also requires that SPY North America pay a facility fee equal to 1% of the outstanding principal amount in cash (without giving effect to the Accrued PIK Interest) on June 30, 2014. As of December 31, 2013, the company paid a facility fee of $70,000 to Costa Brava under the term note.  In April 2014, the Costa Brava Term Note was amended to extend the maturity date from April 1, 2015 to December 31, 2016, increase the amount Costa Brava may convert from $2,250,000 to $6,000,000, reduce the conversion price from $2.25 to $2.00, reduce the interest rate from 12% to 7% and eliminate the facility fee, both of which are effective July 1, 2014.

Costa Brava Line of Credit. SPY North America has an additional $9.0 million line of credit from Costa Brava (“Costa Brava Line of Credit”) of which $8.5 million was outstanding at December 31, 2013 (excluding Accrued PIK Interest of $2.1 million).   The Costa Brava Line of Credit is subordinate to BFI Line of Credit, pursuant to the terms of a debt subordination agreement between Costa Brava and BFI.

Interest on the outstanding borrowings under the Costa Brava Line of Credit accrues daily at a rate equal to 12% per annum.  On January 1, 2012, SPY North America began paying monthly interest payments in kind, as an addition to the outstanding principal amount due, rather than making interest payments in cash.  Monthly interest accrued prior to January 1, 2012 was paid in cash.  In April 2014, the Costa Brava Line of Credit was amended to extend the maturity date from April 1, 2015 to December 31, 2016, and reduce the interest rate from 12% to 7%, and eliminate the facility fee, both of which are effective July 1, 2014.

In addition, the Costa Brava Line of Credit, as amended, requires that SPY North America pay a facility fee as of June 30, 2014, calculated as the lesser of (i) 1% of the average daily outstanding principal amount owed under the note (excluding Accrued PIK Interest) for the 365 day period ending on such payment date or (ii) $90,000.  In July 2013, the company paid a facility fee of approximately $82,000 to Costa Brava under this Line of Credit and had approximately $45,000 in accrued expenses and other liabilities related to this Line of Credit as of December 31, 2013.

Costa Brava Loans. The total outstanding borrowings under all credit facilities entered into with Costa Brava at December 31, 2013 was $15.5 million (excluding $4.2 million of Accrued PIK Interest).  The Costa Brava Term Loan and Costa Brava Line of Credit are pari passu with respect to the rights and preferences of the Harlingwood Notes (defined below).

Convertible Note with Shareholder, Harlingwood

Harlingwood Convertible Debt. In 2012, SPY North America entered into convertible note purchase agreements with Harlingwood under which SPY North America issued two promissory notes to Harlingwood in the principal amounts of $1.0 million and $0.5 million (“Harlingwood Notes”).  Total outstanding borrowings under the Harlingwood Notes at December 31, 2013 were $1.5 million (excluding Accrued PIK Interest of $0.2 million).  The Harlingwood Notes were amended in April 2014 to extend the maturity date from April 1, 2015 to December 31, 2016.  The Harlingwood Notes are subordinate to the amounts owed by SPY North America under the BFI Line of Credit, pursuant to the terms of a debt subordination agreement between Harlingwood and BFI.

The Harlingwood Notes accrue interest at the rate of 12% per annum.

The $1.0 million promissory note requires a facility fee equal to the lesser of $10,000 or 1% of the average daily outstanding principal amount due under the Harlingwood Notes (without giving effect to the Accrued PIK Interest).   SPY North America paid $20,000 to Harlingwood for initial aggregate facility fees in 2012.  Facility fees are due in advance on the respective anniversary date of the $1.0 million promissory note until maturity.  The $0.5 million promissory note has a facility fee of $10,000, which was paid at the inception of the note. The Company paid $10,000 to Harlingwood in September 2013 related to this facility fee on the $1.0 million promissory note.

The principal amount due under the Harlingwood Notes (including Accrued PIK Interest) is convertible into shares of the Company’s common stock at $1.40 per share, subject to adjustment for stock splits or stock dividends.  The Harlingwood Notes contain standard representations, warranties and reporting requirements that are customary for financings of this type, and cross default provisions with respect to the Costa Brava indebtedness.  SPY North America was in compliance with all covenants under the Harlingwood Notes at December 31, 2013. The Harlingwood Notes are pari passu with the respect to the rights and preferences of Costa Brava Term Note and Costa Brava Line of Credit.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The following pages contain a report issued by the Audit Committee relating to its review of the accounting, auditing and financial reporting practices of the Company for the year ended December 31, 2013. Stockholders should be aware that under SEC rules, the Report of the Audit Committee of the Board is not deemed to be “soliciting material” or “filed” with the SEC under the Securities Exchange Act of 1934, and is not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless these sections are specifically referenced.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent registered certified public accountants are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 with the Company’s management and its independent registered certified public accountants. The Audit Committee met privately with the independent registered certified public accountants and discussed issues deemed significant by the independent registered certified public accountants, including those matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has received the written disclosures from the independent registered certified public accountants required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with the independent registered certified public accountants their independence from the Company.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

Audit Committee

David Rane (Chairman)
Harry Casari
Greg Andrews
Stephen Roseman

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and stockholders holding more than 10% of the Company’s common stock are required to report their initial ownership of the Company’s common stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established by the SEC, and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2013, all Section 16(a) filing requirements applicable to its directors, executive officers, and 10% stockholders complied with and timely filed all required reports.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Stockholder proposals that are intended to be presented by stockholders at the Company’s 2015 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than January 1, 2015 in order that they may be included, if appropriate, in the Company’s proxy statement and form of proxy relating to that meeting. A stockholder proposal not included in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the date the proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the 2015 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, the Company must receive the stockholder’s notice no later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made.

PAYMENT OF COSTS

The expense of printing and mailing proxy materials and the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by proxy solicitors, directors, officers and other employees of the Company by personal interview, telephone, facsimile or other means. No additional compensation will be paid to directors, officers or employees of the Company for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the common stock.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company, Attn: Investor Relations Department, 2070 Las Palmas Drive, Carlsbad, California 92011, or contact Investor Relations at (760) 804-8420. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies solicited by this Proxy Statement, if validly signed, dated and returned to the Company, will be voted in accordance with the judgment of the persons holding the proxies.

Whether or not you intend to be present at the Annual Meeting, the Company urges you to return your signed proxy promptly.

By Order of the Board of Directors
May 1, 2014	/s/ James McGinty
James McGinty
Chief Financial Officer, Treasurer and Secretary

The Company’s Annual Report on Form 10-K for the year ended December 31, 2013 has been mailed with this Proxy Statement. The Company will provide copies of exhibits to that report, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 2070 Las Palmas Drive, Carlsbad, California 92011, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of April 11, 2014 the stockholder was entitled to vote at the Annual Meeting.

Copies of the Annual Report on Form 10-K and the exhibits thereto may also be obtained through the SEC’s web site at www.sec.gov and at: www.proxyconnect.com/spy

SPY

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 04, 2014

Vote by Internet

- Go to **www.investorvote.com/XSPY**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3.

1. Election of Directors: To elect the following directors to serve until the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - David R. Mitchell	☐	☐	☐	02 - John Pound	☐	☐	☐	03 - Seth Hamot	☐	☐	☐
04 - Stephen Roseman	☐	☐	☐	05 - Greg Andrews	☐	☐	☐	06 - Fir Geenen	☐	☐	☐
07 - J. David Chute	☐	☐	☐	08 - David Rane	☐	☐	☐	09 - Michael Marckx	☐	☐	☐

+

	For	Against	Abstain
2. Approval of the 2014 Stock Incentive Plan — To approve an amendment to and restatement of the Company's current stock incentive plan in order to extend the expiration date to December 7, 2024.	☐	☐	☐
3. Ratification of Accountants — To ratify the appointment of Mayer Hoffman McCann P.C. as the Company's independent registered certified public accountants for the year ending December 31, 2014.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign and date where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

1 U P X 1 9 6 9 1 2 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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01U6FC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

SPY+

Proxy — SPY INC.

Annual Meeting of Stockholders, June 4, 2014

This Proxy is Solicited on Behalf of the Board of Directors of SPY INC.

The undersigned revokes any previous proxies, acknowledges receipt of the notice of the Annual Meeting of Stockholders to be held on June 4, 2014 and the Proxy Statement, and hereby appoints Michael Marckx and James McGinty, or any one of them, as proxies of the undersigned, with full power of substitution, to vote all shares of common stock of SPY Inc. (the "*Company*") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2014 Annual Meeting of Stockholders of the Company to be held at the Company's offices located at 2070 Las Palmas Drive, Carlsbad, California on June 4, 2014 at 9:00 a.m. PDT (the "*Annual Meeting*"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on this proxy card. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Company's board of directors recommends a vote FOR the election of each of director nominees listed below, a vote FOR each of Proposals Two and Three. If no specification is made, this proxy will be voted FOR the election of each of director nominees listed below and FOR each of Proposals Two and Three.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the recommendations of the board of directors of the Company. The proxies cannot vote your shares unless you sign and return this card.

Copies of the 2014 Proxy Statement and the 2013 Annual Report on Form 10-K are available online at *www.proxyconnect.com/spy.*

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Annex A

SPY Inc.

2014 Stock Incentive Plan

(Originally Adopted by the Board on December 8, 2004 and last amended and restated by the Board on April 22, 2014)

Table of Contents

Page
SECTION 1. ESTABLISHMENT AND PURPOSE

SECTION 2. DEFINITIONS
(a)	“Affiliate”
(b)	“Award”
(c)	“Board of Directors”
(d)	“California Participant”
(e)	“Change in Control”
(f)	“Code”
(g)	“Committee”
(h)	“Company”
(i)	“Consultant”
(j)	“Disqualified Party”
(k)	“Employee”
(l)	“Exchange Act”
(m)	“Exercise Price”
(n)	“Fair Market Value”
(o)	“ISO”
(p)	“Nonstatutory Option” or “NSO”
(q)	“Offeree”
(r)	“Option”
(s)	“Optionee”
(t)	“Outside Director”
(u)	“Parent”
(v)	“Participant”
(w)	“Plan”
(x)	“Purchase Price”
(y)	“Restricted Share”
(z)	“Restricted Stock Agreement”
(aa)	“SAR”
(bb)	“SAR Agreement”
(cc)	“Service”
(dd)	“Share”
(ee)	“Stock”
(ff)	“Stock Option Agreement”
(gg)	“Stock Unit”
(hh)	“Stock Unit Agreement”
(ii)	“Subsidiary”
(jj)	“Total and Permanent Disability”

SECTION 3. ADMINISTRATION
(a)	Committee Composition
(b)	Committee for Non-Officer Grants
(c)	Committee Procedures
(d)	Committee Responsibilities

SECTION 4. ELIGIBILITY

(a)	General Rule
(b)	Automatic Grants to Outside Directors
(c)	Ten-Percent Stockholders
(d)	Attribution Rules
(e)	Outstanding Stock

SECTION 5. STOCK SUBJECT TO PLAN

(a)	Basic Limitation
(b)	Option/SAR Limitation
(c)	Additional Shares

SECTION 6. RESTRICTED SHARES

(a)	Restricted Stock Agreement
(b)	Payment for Awards
(c)	Vesting
(d)	Voting and Dividend Rights
(e)	Restrictions on Transfer of Shares

SECTION 7. TERMS AND CONDITIONS OF OPTIONS

(a)	Stock Option Agreement
(b)	Number of Shares
(c)	Exercise Price
(d)	Withholding Taxes
(e)	Exercisability and Term
(f)	Exercise of Options Upon Termination of Service
(g)	Effect of Change in Control
(h)	Leaves of Absence
(i)	No Rights as a Stockholder
(j)	Modification, Extension and Renewal of Options
(k)	Restrictions on Transfer of Shares
(l)	Buyout Provisions

SECTION 8. PAYMENT FOR SHARES

(a)	General Rule
(b)	Surrender of Stock
(c)	Services Rendered
(d)	Cashless Exercise
(e)	Exercise/Pledge
(f)	Promissory Note
(g)	Other Forms of Payment
(h)	Limitations under Applicable Law

SECTION 9. STOCK APPRECIATION RIGHTS

(a)	SAR Agreement
(b)	Number of Shares
(c)	Exercise Price
(d)	Exercisability and Term
(e)	Effect of Change in Control
(f)	Exercise of SARs
(g)	Modification or Assumption of SARs

SECTION 10. STOCK UNITS

(a)	Stock Unit Agreement
(b)	Payment for Awards
(c)	Vesting Conditions
(d)	Voting and Dividend Rights
(e)	Form and Time of Settlement of Stock Units
(f)	Death of Recipient
(g)	Creditors’ Rights

SECTION 11. ADJUSTMENT OF SHARES

(a)	Adjustments
(b)	Dissolution or Liquidation
(c)	Reorganizations
(d)	Reservation of Rights

SECTION 12. DEFERRAL OF AWARDS

SECTION 13. AWARDS UNDER OTHER PLANS

SECTION 14. PAYMENT OF DIRECTOR'S FEES IN SECURITIES

(a)	Effective Date
(b)	Elections to Receive NSOs, Restricted Shares or Stock Units
(c)	Number and Terms of NSOs, Restricted Shares or Stock Units

SECTION 15. LEGAL AND REGULATORY REQUIREMENTS

SECTION 16. WITHHOLDING TAXES

(a)	General
(b)	Share Withholding

SECTION 17. TRANSFERABILITY

SECTION 18. NO EMPLOYMENT RIGHTS

SECTION 19. DURATION AND AMENDMENTS

(a)	Term of the Plan
(b)	Right to Amend or Terminate the Plan
(c)	Effect of Termination

SECTION 20. EXECUTION

SPY Inc.

2014 Stock Incentive Plan

SECTION 1.   ESTABLISHMENT AND PURPOSE.

The Plan was originally adopted by the Board of Directors on December 8, 2004, effective as of the date of the initial offering of Stock to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission (the “Effective Date”) and was amended and restated by the Board on April 26, 2007, September 13, 2011 and April 22, 2014.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership.  The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2.   DEFINITIONS.

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

(b) “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d) “California Participant” shall mean a Participant whose Award, when granted, was issued in reliance either on section 25111, 25112 or 25113 of the California Corporations Code.  Solely to the extent required to comply with the requirements of the California Corporate Securities Law of 1968 at the time of grant and thereafter, Awards to California Participants shall also be subject to the additional terms specified in Appendix A.  The Committee, in its discretion, may also elect to include some or all of the Appendix A terms in Awards to Participants who are not California Participants.  Appendix A is a part of this Plan.

(e) “Change in Control” shall mean the occurrence of any of the following events:

(i) A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A) Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

SPY Inc.
2014 Stock Incentive Plan

(ii) Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(iii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iv) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (e)(i) above, the term “look-back” date shall mean the later of (1) the Effective Date, or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (e)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(e) notwithstanding, no transaction nor series of related transactions described in (ii) through (iv) above with a Disqualified Party as the acquiring party shall be treated as Change in Control; provided, further, that a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the Securities and Exchange Commission for the initial offering of Stock to the public.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(h) “Company” shall mean SPY Inc., a Delaware corporation.

(i) “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor or a member of the board of directors of a Parent or a Subsidiary who is not an Employee.  Service as a Consultant shall be considered Service for all purposes of the Plan.

(j) “Disqualified Party” shall mean any of Costa Brava Partnership III, L.P., Roark, Rearden & Hamot, LLP, Seth W. Hamot, an individual, and any affiliates of the foregoing entities and individual.

(k) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

SPY Inc.
2014 Stock Incentive Plan

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Exercise Price” shall mean, in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.  “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

(n) “Fair Market Value” with respect to a Share, shall mean the market price of one Share of Stock, determined by the Committee as follows:

(i) If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Sheets LLC;

(ii) If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

(iii) If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(o) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(p) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(q) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(r) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(s) “Optionee” shall mean an individual or estate who holds an Option or SAR.

(t) “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company or a Subsidiary.  Service as an Outside Director shall be considered Service for all purposes of the Plan, except as provided in Section 4(a).

(u) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(v) “Participant” shall mean an individual or estate who holds an Award.

SPY Inc.
2014 Stock Incentive Plan

(w) “Plan” shall mean this 2014 Stock Incentive Plan of SPY Inc., as amended from time to time.

(x) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(y) “Restricted Share” shall mean a Share awarded under the Plan.

(z) “Restricted Stock Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(aa) “SAR” shall mean a stock appreciation right granted under the Plan.

(bb) “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

(cc) “Service” shall mean service as an Employee, Consultant or Outside Director.

(dd) “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(ee) “Stock” shall mean the Common Stock of the Company.

(ff) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his Option.

(gg) “Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(hh) “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(ii) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(jj) “Total and Permanent Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than 12 months.

SECTION 3.   ADMINISTRATION.

(a) Committee Composition.  The Plan shall be administered by the Committee.  The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board.  In addition, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

SPY Inc.
2014 Stock Incentive Plan

(b) Committee for Non-Officer Grants.  The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants.  Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence.  The Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c) Committee Procedures.  The Board of Directors shall designate one of the members of the Committee as chairman.  The Committee may hold meetings at such times and places as it shall determine.  The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities.  Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

(v) To select the Offerees and Optionees;

(vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

(vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, the vesting of the award (including accelerating the vesting of awards, either at the time of the award or sale or thereafter, without the consent of the Offeree or Optionee) and to specify the provisions of the Restricted Stock Agreement relating to such award or sale;

(viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

(ix) To amend any outstanding Restricted Stock Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement if the Offeree’s or Optionee’s rights or obligations would be adversely affected;

(x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration;

(xi) To determine the disposition of each Option or other right under the Plan in the event of an Optionee’s or Offeree’s divorce or dissolution of marriage;

SPY Inc.
2014 Stock Incentive Plan

(xii) To determine whether Options or other rights under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Stock Option Agreement or any Restricted Stock Agreement; and

(xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act.  All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee.  No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4.   ELIGIBILITY.

(a) General Rule.  Only Employees shall be eligible for the grant of ISOs.  Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.

(b) Automatic Grants to Outside Directors.

(i) Each Outside Director who first joins the Board of Directors on or after the Effective Date, and who was not previously an Employee, shall receive a Nonstatutory Option to purchase 15,000 Shares (subject to adjustment under Section 11) on the date of his or her election to the Board of Directors.  The Shares subject to each Option granted under this Section 4(b)(i) shall vest and become exercisable on the first anniversary of the date of grant.  Notwithstanding the foregoing, each such Option shall become vested in full if a Change in Control occurs with respect to the Company during the Optionee’s Service.

(ii) On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, commencing with the annual meeting occurring after the adoption of the Plan, each Outside Director who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board of Directors thereafter shall receive an Option to purchase 15,000 Shares (subject to adjustment under Section 11), provided that such Outside Director has served on the Board of Directors for at least six months.  Each Option granted under the preceding sentence of this Section 4(b)(ii) shall fully vest and become exercisable on the first anniversary of the date of grant; provided, however, that each such Option shall become exercisable in full immediately prior to the next regular annual meeting of the Company’s stockholders following such date of grant in the event such meeting occurs prior to such first anniversary date.  Notwithstanding the foregoing, each Option granted under this Section 4(b)(ii) shall become vested in full if a Change in Control occurs with respect to the Company during the Optionee’s Service.

(iii) The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be equal to 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 8(a), (b) or (d).

(iv) All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the earlier of (A) the day before the tenth anniversary of the date of grant of such Options or (B) the date twelve months after the termination of such Outside Director’s Service for any reason; provided, however, that any such Options that are not vested upon the termination of the Outside Director’s Service for any reason shall terminate immediately and may not be exercised.

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2014 Stock Incentive Plan

(c) Ten-Percent Stockholders.  An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(d) Attribution Rules.  For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants.  Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(e) Outstanding Stock.  For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant.  “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5.   STOCK SUBJECT TO PLAN.

(a) Basic Limitation.  Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares.  The maximum aggregate number of Options, SARs, Stock Units and Restricted Shares awarded (and the maximum number of Shares which may be issued pursuant to the exercise of ISOs) under the Plan shall not exceed 4,325,000 Shares, plus an annual increase on the first day of each fiscal year during the term of the Plan, with the next such annual increase occurring on January 1, 2012, in each case in an amount equal to the lesser of (i) 700,000 Shares, (ii) 10% of the outstanding Shares on the last day of the immediately preceding year, or (iii) an amount determined by the Board.  The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 11.  The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan.  The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Option/SAR Limitation.  Subject to the provisions of Section 11, no Participant may receive Options or SARs under the Plan in any calendar year that relate to more than 250,000 Shares.

(c) Additional Shares.  If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan.  If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan.  If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan.  If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan.

SECTION 6.   RESTRICTED SHARES.

(a) Restricted Stock Agreement.  Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company.  Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b) Payment for Awards.  Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.  To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

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2014 Stock Incentive Plan

(c) Vesting.  Each Award of Restricted Shares may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.  The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights.  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders.  A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e) Restrictions on Transfer of Shares.  Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine.  Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7.   TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement.  The Stock Option Agreement shall specify whether the Option is an ISO or an NSO.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.  Options may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares.  Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price.  Each Stock Option Agreement shall specify the Exercise Price.  The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(c).  A Stock Option Agreement may specify that the exercise price of an NSO may vary in accordance with a predetermined formula.  Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion.  The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes.  As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise.  The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term.  Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable.  The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(c)).  A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.  Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.  Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

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2014 Stock Incentive Plan

(f) Exercise of Options Upon Termination of Service.  Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control.  The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h) Leaves of Absence.  An Employee’s Service shall cease when such Employee ceases to be actively employed by, or a Consultant to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors.  For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law.  However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s Service will be treated as terminating three months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract.  Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work.  The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

(i) No Rights as a Stockholder.  An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares.  No adjustments shall be made, except as provided in Section 11.

(j) Modification, Extension and Renewal of Options.  Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price, or in return for the grant of the same or a different number of Shares.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, adversely affect his or her rights or obligations under such Option.

(k) Restrictions on Transfer of Shares.  Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine.  Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(l) Buyout Provisions.  The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8.   PAYMENT FOR SHARES.

(a) General Rule.  The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

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2014 Stock Incentive Plan

(b) Surrender of Stock.  To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative.  Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.  The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered.  At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award.  If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise.  To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge.  To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Promissory Note.  To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.  However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

(g) Other Forms of Payment.  To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(h) Limitations under Applicable Law.  Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9.   STOCK APPRECIATION RIGHTS.

(a) SAR Agreement.  Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company.  Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various SAR Agreements entered into under the Plan need not be identical.  SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares.  Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.

(c) Exercise Price.  Each SAR Agreement shall specify the Exercise Price.  A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

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2014 Stock Incentive Plan

(d) Exercisability and Term.  Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable.  The SAR Agreement shall also specify the term of the SAR.  A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.  SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited.  A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter.  A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control.  The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f) Exercise of SARs.  Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine.  The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification or Assumption of SARs.  Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price.  The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, may alter or impair his or her rights or obligations under such SAR.

SECTION 10.   STOCK UNITS.

(a) Stock Unit Agreement.  Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company.  Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.  Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards.  To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions.  Each Award of Stock Units may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement.  A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.  The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights.  The holders of Stock Units shall have no voting rights.  Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding.  Dividend equivalents may be converted into additional Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both.  Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

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2014 Stock Incentive Plan

(e) Form and Time of Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee.  The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors.  Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days.  Vested Stock Units may be settled in a lump sum or in installments.  The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date.  The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.  Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(f) Death of Recipient.  Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries.  Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death.  If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g) Creditors’ Rights.  A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11.   ADJUSTMENT OF SHARES.

(a) Adjustments.  In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii) The limitations set forth in Section 5(a) and (b);

(iii) The number of NSOs to be granted to Outside Directors under Section 4(b);

(iv) The number of Shares covered by each outstanding Option and SAR;

(v) The Exercise Price under each outstanding Option and SAR; or

(vi) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

(b) Dissolution or Liquidation.  To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

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2014 Stock Incentive Plan

(c) Reorganizations.  In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization.  Such agreement shall provide for:

(i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

(d) Reservation of Rights.  Except as provided in this Section 11, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class.  Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option.  The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 12.   DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

(a)           Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b)           Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c)           Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books.  Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee.  A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company.  Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company.  If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

SPY Inc.
2014 Stock Incentive Plan

SECTION 13.   AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs.  Such awards may be settled in the form of Shares issued under this Plan.  Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 14.   PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a) Effective Date.  No provision of this Section 14 shall be effective unless and until the Board has determined to implement such provision.

(b) Elections to Receive NSOs, Restricted Shares or Stock Units.  An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board.  Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan.  An election under this Section 14 shall be filed with the Company on the prescribed form.

(c) Number and Terms of NSOs, Restricted Shares or Stock Units.  The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board.  The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 15.   LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

The Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention.  In the event that any provision of the Plan or an Award agreement is determined by the Committee to not comply with the applicable requirements of Code Section 409A or the Treasury Regulations or other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award agreement as the Committee deems necessary to comply with such requirements.  Each payment to a Participant made pursuant to this Plan shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A.  If upon a Participant’s "separation from service" (as defined in Code Section 409A), he/she is then a “specified employee” (as defined in Code Section 409A), then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such separation from service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s separation from service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death.  Any such delayed payments shall be made without interest.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A.

This Plan, and (unless otherwise provided in the Award agreement) all Awards, shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.  The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration.  Unless otherwise provided in the Award agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California to resolve any and all issues that may arise out of or relate to the Plan or any related Award agreement.

SPY Inc.
2014 Stock Incentive Plan

SECTION 16.   WITHHOLDING TAXES.

(a) General.  To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan.  The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding.  The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired.  Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.  In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 17.   TRANSFERABILITY.

Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code.  Any purported assignment, transfer or encumbrance in violation of this Section 17 shall be void and unenforceable against the Company.

SECTION 18.   NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee.  The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 19.   DURATION AND AMENDMENTS.

(a) Term of the Plan.  The Plan, as set forth herein, shall terminate automatically at the close of business on December 7, 2024.  The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan.  The Board of Directors may amend the Plan at any time and from time to time.  Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant.  An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination.  No Awards shall be granted under the Plan after the termination thereof.  The termination of the Plan shall not affect any Award previously granted under the Plan.

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SPY Inc.
2014 Stock Incentive Plan

SECTION 20.   EXECUTION.

To record the amendment and restatement of the Plan by the Board of Directors on April 22, 2014 the Company has caused its authorized officer to execute the same.

SPY Inc.

By:  /s/ James McGinty
Name:  James McGinty
Title:  Chief Financial Officer, Treasurer and Secretary

SPY Inc.
2014 Stock Incentive Plan

APPENDIX A

Additional Terms of Awards to California Participants

To the extent necessary to comply with the California Corporate Securities Law of 1968 as amended, the following additional terms listed under items 1 through 6 below shall apply to any Award that is granted to a California Participant with a grant date that is on or after March 25, 2010 ("California Award"):

1.               With respect to a California Award issued to any California Participant who is not an officer, director, Outside Director or Consultant, such California Award shall become exercisable, or any repurchase right in favor of the Company shall lapse, at the rate of at least 20% per year over five years from the date of grant subject to continuous Service status.

2.               The following rules shall apply to any California Award in the event of termination of the California Participant’s Service:

(a)             If such termination was for reasons other than death or Total and Permanent Disability or cause, the California Participant shall have at least 30 days after the date of such termination to exercise any of his/her vested outstanding Options or SARs (but in no event later than the expiration of the term of such Option or SAR established by the Committee as of the grant date).

(b)            If such termination was due to death or Total and Permanent Disability, the California Participant shall have at least six months after the date of such termination to exercise any of his/her vested outstanding Options or SARs (but in no event later than the expiration of the term of such Option or SAR established by the Committee as of the grant date).

(c)             Post-termination, the Company’s right to repurchase from the California Participant any vested Shares that the California Participant has acquired from a California Award shall include the following terms:  (A) the Company’s right to repurchase must be exercised within the later of six months after (i) termination of the California Participant’s Service or (ii) the date that such Shares were purchased pursuant to an Option or SAR exercise, (B) the repurchase price shall not be less than the Fair Market Value of the Shares as of the date of termination, and (C) consideration for the repurchase shall consist of cash or cancellation of purchase money indebtedness, and (D) such repurchase right shall lapse when no longer required under California state securities laws.

(d)            Post-termination, the Company’s right to repurchase from the California Participant any unvested Shares that the California Participant has acquired from a California Award shall include the following terms:  (A) the Company’s right to repurchase must be exercised within the later of six months after: (i) termination of the California Participant’s Service or (ii) the date that such Shares were purchased pursuant to an Option or SAR exercise, (B) the repurchase price shall not be less than the original purchase price of the Shares, (C) consideration for the repurchase shall consist of cash or cancellation of purchase money indebtedness and (D) such repurchase right shall lapse at the rate of at least 20% of the total Shares subject to the Award over the five year period following the date of grant subject to the California Participant's continuous Service status.

3.               In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Company’s securities without the receipt of consideration by the Company, then there shall be a proportionate adjustment of (i) the number of Shares purchasable under each outstanding Option or SAR, (ii) the Exercise Price of each outstanding Option and SAR and (iii) the number of outstanding Shares issued under the Plan.

4.               Shares acquired under a California Award shall carry equal voting rights as similar equity securities on all matters where such vote is permitted by applicable law.

SPY Inc.
2014 Stock Incentive Plan

5.               The Company shall furnish summary financial information of the Company’s financial condition and results of operations, consistent with the requirements of applicable California regulations, at least annually to each California Participant during the period such California Participant has one or more California Awards outstanding, and in the case of a California Participant who acquired Shares from a California Award, during the period such California Participant owns such Shares.  The Company shall not be required to provide such information to those California Participants whose duties in connection with the Company assure their access to equivalent information.  The information provided does not need to be audited financial information.

6.              Except if the requisite super-majority approval of at least two-thirds of outstanding Company securities entitled to vote as provided in section 260.140.45(a) of Title 10 of the California Code of Regulations is obtained, at no time shall the total number of securities issuable under this Plan exceed 30% of the Company's then outstanding securities (measured on an as if converted basis with respect to securities convertible into Shares) as calculated under section 260.140.45 of Title 10 of the California Code of Regulations.

In addition to the above items in this Appendix A, with respect to any California Participant who at one time was holding one or more California Awards but no longer has any such outstanding California Awards, such California Participant shall be required to promptly provide the Company with written notice as soon as such California Participant no longer is holding any Shares that were issued under a California Award.  For avoidance of doubt, the obligation to provide this notice to the Company shall apply even if the California Participant is no longer providing Service and/or is no longer holding outstanding California Awards (but is holding Shares that were issued under a California Award).  The requirements of this paragraph shall no longer be applicable once the Company's obligations under item 5 in this Appendix A are no longer applicable.